EXHIBIT 10.6

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made and entered into as of December 6, 2023, by and among Achari Ventures Holdings Corp. I, a Delaware corporation (“SPAC”), Vaso Corporation, a Delaware corporation (the “Company”), and the undersigned stockholders (each, a “Holder”) of the Company, which Holders are listed on Schedule A, and the Company.

RECITALS

WHEREAS, SPAC, Achari Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of SPAC (“Merger Sub”), and the Company are, concurrently with the execution and delivery of this Agreement, entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified form time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving such Merger and, after giving effect to the Merger, becoming a wholly-owned direct subsidiary of SPAC; and

WHEREAS, as of the date hereof, each Holder is the record and beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth opposite such Holder’s name on Schedule A (the “Existing Shares” and, together with any other shares of Common Stock, or other capital stock, of the Company acquired (either of record or beneficially owned) by such Holder after the date hereof, collectively, the “Shares”); and

WHEREAS, as of the date hereof, the aggregate Shares of all of the Holders represent approximately 44.5% of the Equity Interests of the Company; and

WHEREAS, in consideration for the benefits to be received by each Holder (directly or indirectly) under the terms of the Business Combination Agreement, and as a condition to their willingness to enter into the Business Combination Agreement, SPAC and Merger Sub have requested that each Holder enter into this Agreement, and each Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the parties hereto acknowledge and agree that SPAC and Merger Sub would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without each Holder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Business Combination Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

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1. Agreement to Retain Shares.

(a) During the period beginning on the date hereof and until the earlier to occur of the Closing or the Expiration Date, (i) except as contemplated by the Business Combination Agreement, and except as provided in Section 1(b) below, each Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) such Holder’s Shares, (ii) each Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares or enter into any agreement or arrangement providing for any of the actions described in this clause (ii), and (iii) each Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling any Holder from performing any Holder’s obligations under this Agreement. As used herein, the term “Expiration Date” shall mean the date of valid termination of the Business Combination Agreement in accordance with the terms and provisions thereof.

(b) Section 1(a) shall not prohibit a transfer of Shares by a Holder to such Holder’s spouse or children, or a trust for the benefit of such Holder’s spouse or children, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

2. Agreement to Vote Shares.

(a) Until the earlier to occur of the Closing and the Expiration Date, at every meeting of the stockholders of the Company called in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement and/or the transactions and documents contemplated thereby, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder shall appear at such meeting (in person or by proxy) and shall vote (or cause to be voted) such Holder’s Shares (i) in favor of adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than as contemplated by the Business Combination Agreement) between the Company or any Company Subsidiary and any person or entity other than SPAC or any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or any Holder under this Agreement or which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Business Combination Agreement not being able to be fulfilled. This Agreement is intended to bind each Holder as a stockholder of the Company only with respect to the specific matters set forth herein. Prior to the termination of this Agreement, each Holder covenants and agrees not to enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the terms of this Agreement.

(b) Each Holder further agrees that, until the termination of this Agreement, such Holder will not, and will not permit any entity under such Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (B) initiate a stockholders’ vote with respect to an Opposing Proposal, or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For the purposes of this Agreement, an “Opposing Proposal” means any action or proposal described in clause (ii) of Section 2(a) above.

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(c) Subject to the provisions set forth in Section 5 hereof and as security for each Holder’s obligations under Section 2(a), and without limiting any other rights or remedies of SPAC or its designees, each Holder hereby irrevocably constitutes and appoints SPAC and its designees as his, her or its agent, attorney-in-fact and proxy in accordance with the DGCL, with full power of substitution and resubstitution, to cause the Shares of such Holder to be counted as present at any meeting of the Company’s stockholders between the date hereof and the earlier to occur of the Closing and the Expiration Date (including the Company Special Meeting), to vote his, her or its Shares at each such meeting (including the Company Special Meeting), however called, and to execute consents in respect of his, her or its Shares as and to the extent provided in Section 2(a). SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 5 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Upon the execution of this Agreement, each Holder hereby revokes any and all prior proxies or powers of attorney given by such Holder with respect to the voting of such Holder’s Shares on the matters referred to in Section 2(a) and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of such Holder’s Shares on the matters referred to in Section 2(a) until after the Expiration Date. Each Holder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon such Holder’s execution and delivery of this Agreement and such Holder’s granting of the proxy contained in this Section 2(c). Each Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Business Combination Agreement, and that such proxy is given to secure the performance of the duties of such Holder under this Agreement. SPAC acknowledges and agrees that each Holder may vote such Holder’s Shares on all other matters not referred to in Section 2(a), and the attorneys and proxies named above may not exercise the proxy with respect to such other matters.

3. Representations, Warranties and Covenants of Holder. Each Holder hereby represents, warrants and covenants to SPAC that:

(a) such Holder is the record and/or beneficial owner of the Shares set forth opposite such Holder’s name on Schedule A, which, at the date of this Agreement and at all times until the earlier to occur of the Closing and the Expiration Date, are and will be free and clear of any Liens (other than Securities Liens);

(b) such Holder does not own of record or beneficially any shares of capital stock or other equity interests of the Company other than the Shares set forth opposite such Holder’s name on Schedule A;

(c) such Holder has the sole right to vote (and provide consent in respect of, as appliable) such Holder’s Shares and, except as set forth in this Agreement or the Business Combination Agreement, such Holder is not a party to or bound by (i) any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Holder to transfer any of his, her or its Shares, or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any of such Holder’s Shares;

(d) if such Holder is a corporation, limited liability company or other business entity, such Holder is duly incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable) under the laws of its jurisdiction of incorporation or formation, as applicable;

(e) such Holder has the requisite legal capacity, power and authority to enter into and perform all of such Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above and those obligations related to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated by this Agreement;

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(f) if such Holder is an entity, the execution and delivery of this Agreement have been duly authorized by all necessary corporate (or similar) action on the part of such Holder;

(g) this Agreement (including the proxy granted in Section 2(c) above and those obligations related to the provisions of the Business Combination Agreement) has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (y) rules of law governing specific performance, injunctive relief and other equitable remedies;

(h) no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Holder with respect to such Holder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including the proxy granted in Section 2(c) above and those obligations related to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Holder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect;

(i) none of the execution or delivery of this Agreement by such Holder, the performance by such Holder of any of his, her or its covenants, agreements or obligations under this Agreement (including the proxy granted in Section 2(c) above and those obligations related to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Holder is an entity, result in any breach of any provision of such Holder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Holder is a party, (iii) violate, or constitute a breach under, any Order or applicable law to which such Holder or any of his, her or its properties or assets are bound, or (iv) result in the creation of any Lien upon such Holder’s Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of such Holder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect;

(j) there is no Proceeding pending or, to such Holder’s knowledge, threatened against or involving such Holder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Holder to perform, or otherwise comply with, any of such Holder’s covenants, agreements or obligations under this Agreement;

(k) such Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and Merger Sub and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Agreements, and (ii) he, she or it has been furnished with or given access to such documents and information about SPAC and Merger Sub and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the other Ancillary Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby; and

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(l) in entering into this Agreement and the other Ancillary Agreements to which he, she or it is or will be a party, such Holder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which he, she or it is or will be a party and no other representations or warranties of SPAC or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of SPAC or Merger Sub set forth in the Business Combination Agreement or any other Ancillary Agreement) or any other Person, either express or implied, and such Holder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Agreements to which he, she or it is or will be a party, neither SPAC nor Merger Sub or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Agreements or the transactions contemplated hereby or thereby.

4. Other Covenants and Agreements.

(a) Each Holder hereby irrevocably and unconditionally waives and agrees to cause to be waived and to prevent the exercise of any rights of appraisal and any dissenters’ rights relating to the Business Combination Agreement or the transactions contemplated thereby that such Holder may have by virtue of, or with respect to, such Holder’s Shares (including all rights under Section 262 of the DGCL).

(b) Each Holder agrees to be bound by and subject to (i) Section 6.5 (Confidential Information) and Section 6.9 (Communications; Press Release; SEC Filings) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Holder were directly party thereto, and (ii) Section 6.15(a) (Company Solicitation) and Section 11.9 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if such Holder were directly party thereto.

(c) Each Holder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions, and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by SPAC, in connection with, or otherwise in furtherance of, the consummation of the transactions contemplated by the Business Combination Agreement or this Agreement.

(d) Each Holder acknowledges and agrees that SPAC and Merger Sub are entering into the Business Combination Agreement in reliance upon such Holder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and, but for the Holders entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SPAC and Merger Sub would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

5. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares, except as expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Holder, and neither SPAC nor Merger Sub shall have any authority to direct any Holder in the voting or disposition of any of its Shares, except as otherwise provided herein.

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6. Termination. This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earlier to occur of (a) the Expiration Date and (b) the Closing. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the parties hereto shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(a) shall not affect any Liability on the part of any party hereto for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud, and (ii) Section 4(b) (solely to the extent that it relates to Section 6.5 (Confidential Information) of the Business Combination Agreement) and the representations and warranties set forth in Section 3(k) and Section 3(l) shall each survive any termination of this Agreement, (iii) Section 4(b) (solely to the extent that it relates to Section 6.9 (Communications; Press Release; SEC Filings) of the Business Combination Agreement shall survive the termination of this Agreement pursuant to Section 6(b), and (iv) Section 4(b) (solely to the extent that it relates to Section 11.9 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 6(a).

7. Release. In consideration of and as a condition to each Holder’s right to receive the consideration that is due to such Holder (directly or indirectly) in accordance with the Business Combination Agreement, and for other good and valuable consideration, the sufficiency of which each Holder hereby agrees to and acknowledges, from and after (and effective upon) the Closing, each Holder hereby unconditionally, irrevocably and absolutely releases and forever discharges, to the maximum extent permitted by applicable law, SPAC, the Company and each of their respective current or former Affiliates, and each of their respective current, former or future, direct or indirect, equity holders, controlling Persons, general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates, attorneys, advisors or other Representatives, and all of the foregoing’s respective predecessors, successors and assigns (collectively, the “Released Parties”), from any and all losses, liabilities, obligations, claims, costs, demands, actions and causes of action, suits, debts, accounts, covenants, contracts, controversies, damages and judgments of every kind, nature and character (including any fiduciary duty claims and any claims for damages, costs, expenses, compensation and attorneys’, brokers’ and accountants’ fees and expenses), arising out of, in connection with or otherwise relating to any act, omission, harm, matter, transaction, claim, proceeding, affair or occurrence, whether arising under contract, tort, law, equity or otherwise, whether known or unknown, suspected or unsuspected that such Holder and/or his, her or its Affiliates and such Holder’s and their respective former, current or future, direct or indirect, equity holders, controlling Persons, general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates, attorneys, advisors or other Representatives, and all of the foregoing’s respective predecessors, successors and assigns (collectively, each Holder’s “Related Parties”) now has, has ever had or at any time could have asserted against any of the Released Parties in each such Holder’s capacity as a securityholder of Company, arising out of, in connection with or otherwise relating to any matter, transaction, claim, proceeding, affair or occurrence at any time up to and including the Closing (collectively, the “Released Claims”). Notwithstanding the foregoing or anything to the contrary contained herein, nothing in this Agreement will waive or preclude any Holder from exercising such Holder’s rights, if any, (a) to receive and be paid the portion of the Transaction Share Consideration payable under, and subject to the terms and conditions set forth in, the Business Combination Agreement in respect of each share of capital stock of the Company held by such Holder immediately prior to the Closing, (b) if (and only if) such Holder is or was prior to the Closing an officer or director of Company, to indemnification, advancement of expenses or exculpation in accordance with the terms and conditions and other limitations set forth in Section 6.12 (Directors and Officers) of the Business Combination Agreement, (c) to indemnification to which such Holder may be entitled pursuant to an indemnification agreement with the Company or the Governing Documents of the Company, and (d) if (and only if) such Holder is or was prior to the Closing an employee of the Company, to payment of (i) any accrued and unpaid wages and benefits due to such Holder that remain unpaid, and (ii) reimbursements for reasonable and necessary business expenses incurred and documented and consistent with prior expenditures that remain unpaid as of the Closing (collectively, the “Retained Rights”). Each Holder, on behalf of such Holder and such Holder’s Related Parties, hereby unconditionally, irrevocably and absolutely agrees, to the maximum extent permitted by applicable law, to (x) waive any and all rights with respect to the such Holder’s Shares (other than the Retained Rights), and (y) refrain from, directly or indirectly, asserting, initiating or commencing (or allowing to be asserted, initiated or commenced on its behalf) any claim, cause of action, proceeding, suit, action, demand or similar process, in any agency or court, or before any tribunal, against any Released Party, directly or indirectly, arising out of, in connection with or otherwise relating to any Released Claim (but not any Retained Rights), it being the intent and agreement of each Holder and his, her or its Related Parties that the Released Parties be, and by virtue of the execution of this Agreement, the Released Parties will be, irrevocably, unconditionally and absolutely forever released and discharged of and from any and all obligations and liabilities arising out of, in connection with or otherwise related in any way to the Released Claims (but not the Retained Rights). Each Holder understands and acknowledges on behalf of such Holder and such Holder’s Related Parties that such Holder is releasing potentially unknown claims, and that such Holder may have limited knowledge with respect to some of the claims being released. Each Holder acknowledges and agrees that there is a risk that, after signing this Agreement, such Holder may learn information that might have affected such Holder’s decision to enter into this Agreement. Each Holder irrevocably and unconditionally assumes this risk and all other risks of any mistake in entering into this Agreement. Each Holder agrees that this Agreement is fairly and knowingly made. Without limiting the foregoing, by signing this Agreement, each Holder, on behalf of such Holder and such Holder’s Related Parties, expressly waives and releases any provision of law that purports to limit the scope of a general release, including any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state, to the extent applicable), which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) no Holder makes any agreement or understanding herein in any capacity other than in such Holder’s capacity as a record holder and beneficial owner of such Holder’s Shares, (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by any Holder acting in his, her or its capacity as a director, officer or other fiduciary of the Company, and (c) no Holder shall have any liability to SPAC, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by such Holder acting in his capacity as a director, officer or other fiduciary of the Company.

9. Miscellaneous.

(a) Amendments and Waivers; Assignment. Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 5(a) shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Holder without SPAC’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 5(a) shall be null and void.

(b) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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(c) Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered (or, if delivery is refused, upon presentment), (ii) when received by e-mail (with confirmation of transmission requested or received) prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (iii) one (1) Business Day following sending by reputable overnight express courier (charges prepaid), or (iv) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 9(c), notices, demands and communications to the parties hereto shall be sent to their respective addresses indicated below (or to such other address or addresses as the parties hereto may from time to time designate in writing to one another):

If to SPAC, to:

Achari Ventures Holdings Corp. I

60 Walnut Avenue, Suite 400

Clark, New Jersey 07066

Attention: Vikas Desai

Email: vikas@acharivc.com

with copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, New York 10020

Attention: Timothy J. Kirby

Email: tim.kirby@katten.com

and

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661

Attention: Joshua A. Feiger

Email: josh.feiger@katten.com

If to the Company, to:

Vaso Corporation

137 Commercial Street

Plainview, New York 11803

Attention: Dr. Jun Ma and Michael Beecher

Email: jma@vasocorporation.com and mbeecher@vasocorporation.com with copies (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Ave, 3rd Floor

New York, NY 10017

Attention: William Rosenstadt

Email: wsr@orllp.legal

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If to a Holder, to the address and contact information provided for such Holder on Schedule A, with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

50 Rockefeller Plaza

New York, New York 10020

Attention: Timothy J. Kirby

Email: tim.kirby@katten.com

and

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661

Attention: Joshua A. Feiger

Email: josh.feiger@katten.com

(d) Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties hereto, and, without limiting the generality of the foregoing, none of the respective Representatives of SPAC, the Company or the Holders shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

(e) Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(f) Fees and Expenses. Except as set forth in the Business Combination Agreement (including Section 6.11 thereunder), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party hereto incurring such fees or expenses.

(g) Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their respective specific terms or otherwise breaches such provisions. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which the same is entitled at law or in equity. Each party hereto agrees that he, she or it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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(h) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties hereto and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto, partners or participants in a joint venture.

(i) Other. Sections 11.4 (Severability), 11.5 (Interpretation), 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 11.8 (Non-Survival) and 11.10 (Counterparts; Electronic Delivery) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

(SIGNATURE PAGES FOLLOW)

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

ACHARI VENTURES HOLDINGS CORP. I

By:
Name:
Title:

VASO CORPORATION

By:
Name:
Title:

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

JOSHUA MARKOWITZ

By:
Name:	Joshua Markowitz
Title:	Chairman of the Board and Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

JUN MA

By:
Name:	Jun Ma
Title:	President, Chief Executive Officer and Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

PETER CASTLE

By:
Name:	Peter Castle
Title:	Chief Operating Officer and Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

EDGAR RIOS

By:
Name:	Edgar Rios
Title:	Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

JANE MOEN

By:
Name:	Jane Moen
Title:	President of VasoHealthcare and Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

DAVID LIEBERMAN

By:
Name:	David Lieberman
Title:	Vice Chairman of the Board and Director

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

JONATHAN NEWTON

By:
Name:	Jonathan Newton
Title:	Co-Chief Financial Officer, Vice President of Finance and Treasurer

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

MICHAEL BEECHER

By:
Name:	Michael Beecher
Title:	Co-Chief Financial Officer and Secretary

Signature Page to Company Support Agreement

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The parties hereto have caused this Agreement to be duly executed on the date first above written.

“Holder”

BEHNAM MOVASEGHI

By:
Name:	Behnam Movaseghi
Title:	Director

Signature Page to Company Support Agreement

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Schedule A

Holders

#	Holder Name	Number of Shares of Common Stock	Holder’s Address and Email Address
1.	Joshua Markowitz	56,088,318	Joshm@mgs-law.com
2.	Jun Ma, PhD	10,298,146	jma@vasocorporation.com
3.	Peter Castle	3,125,000	peter.castle@netwolves.com
4.	Edgar Rios	1,625,000	edgarrios17@gmail.com
5.	Jane Moen	1,605,087	jmoen@vasohealthcare.com
6.	David Lieberman	1,599,200	dlieberman@blbllp.com
7.	Jonathan Newton	1,275,000	jnewton@vasocorporation.com
8.	Michael Beecher	1,240,400	mbeecher@vasocorporation.com
9.	Behnam Movaseghi	1,189,404	kernsmfg@optonline.net
TOTAL	--	78,045,555	--

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